UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 19, 2007
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 704-4000
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Acquisition Agreement

Item 1.01 Entry into a Material Definitive Agreement.
Acquisition Agreement
     On April 19, 2007, Imation Corp., a Delaware corporation (“Imation”), and TDK Corporation, a Japanese corporation (“TDK”), entered into an Acquisition Agreement, providing for the acquisition by Imation of substantially all of the assets of TDK’s business relating to the marketing, distribution and sale, including customer service and support, of removable recording media products, accessory products and ancillary products under the TDK brand name (the “TDK Recording Media Business”) including the capital stock of TDK’s operating subsidiaries engaged in the TDK Recording Media Business.
     The purchase price for the TDK Recording Media Business is approximately $300 million, plus or minus certain post-closing price adjustments, and plus potential earn-out payments over the course of the next three fiscal years of up to an aggregate of $70 million. The $300 million initial purchase price is made up of approximately $280 million in Imation common stock and $20 million in cash. Seven million shares of Imation common stock, valued at $40.47 per share and representing approximately 17% percent of the outstanding shares as of April 19, 2007, are expected to be issued from treasury. The purchase price is subject to adjustment or renegotiation should the average trading price of Imation common stock prior to closing vary by more than 13% from $40.47 per share (i.e. be greater than $45.73 or less than $35.21 per share), provided that the aggregate number of shares to be issued to TDK will not in any case exceed 19.9% of the number of shares of Imation common stock outstanding immediately prior to closing, with any remaining unpaid portion of the initial purchase price to be paid to TDK in cash.
     Either party to the Acquisition Agreement may seek payment from the other party of up to $35 million (11.7% of the initial purchase price) to satisfy any claims to indemnification it may have under the Acquisition Agreement.
     The transaction will make TDK the largest shareholder of Imation, and TDK will have a right to nominate a representative to serve on the Imation Board of Directors. Pursuant to an investor rights agreement to be entered into by the parties, (i) TDK’s ownership stake will be permitted to increase up to 21% of Imation common stock on a fully diluted basis through open market purchases, (ii) TDK will receive certain preemptive rights and registration rights, and (iii) TDK will agree to a standstill on further acquisitions of Imation common stock above the 21% threshold (except as a result of stock repurchases initiated by Imation, in which event TDK’s ownership will not be permitted to exceed 22% of the then outstanding shares), a voting agreement with respect to certain matters presented to Imation shareholders and a three year lock-up on sales of the Imation shares acquired in the transaction.
     TDK and Imation will enter into a long-term trademark license agreement with respect to the TDK brand, which TDK will have the right to terminate at the end of 25 years or earlier in the event of a material breach by Imation of the trademark license agreement. The trademark license will provide Imation exclusive use of an agreed version of the TDK logo for marketing and sales of current and successor magnetic tape, optical media, and flash memory products, certain accessories, headphones and speakers, and certain future removable recording media products. TDK will continue its R&D and manufacturing operations for recording media products including audio, video and data storage tape, and Blu-ray optical discs, which TDK will supply Imation as well as its other OEM customers.
     Imation will also enter into a supply agreement with TDK to purchase Imation’s requirements of removable recording media products and accessory products for resale under the TDK brand to the extent TDK can supply such products on competitive terms, and TDK will agree not to sell any such products to third parties for resale under the TDK brand during the term of the trademark license agreement. The supply agreement will continue for the greater of five years or for so long as TDK manufactures and continues to sell any of the products.
     Imation and TDK have made customary representations, warranties and covenants in the Acquisition Agreement, including, among others, covenants to cause TDK to conduct the TDK Recording Media Business in the ordinary course during the interim period between signing and closing. Among other covenants, TDK has agreed to cause the transferred subsidiaries to repay outstanding indebtedness and terminate certain intercompany contracts prior to closing, and has agreed not to compete with the TDK Recording Media Business for five years post-closing. A number of employees of the TDK Recording Media Business also are expected to transfer to Imation upon closing.
     The representations and warranties of each party set forth in the Acquisition Agreement have been made solely for the benefit of the other party to the agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have exchanged in connection with the signing of the Acquisition Agreement, (ii) are subject to the materiality standards set forth in the Acquisition Agreement, which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Acquisition Agreement or such other date as specified in the Acquisition Agreement. The disclosure schedules referred to above contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Acquisition Agreement. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by those disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Acquisition Agreement.

     Consummation of the acquisition is subject to various customary conditions, including consents or non-objections from certain government agencies and approval by TDK’s labor union of the terms of the Acquisition Agreement, particularly as they relate to certain arrangements regarding employees. The acquisition is expected to close during the third quarter of 2007.
     A copy of the Acquisition Agreement, including forms of the investor rights agreement, trademark license agreement and supply agreement that will be entered into at closing, is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Acquisition Agreement, investor rights agreement, trademark license agreement and supply agreement is qualified in its entirety by reference to the full text of those agreements.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

2.1*	Acquisition Agreement, dated April 19, 2007, by and between Imation Corp. and TDK Corporation

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date: April 25, 2007	By:	/s/ Paul R. Zeller

Paul R. Zeller
Vice President, Chief Financial Officer